UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2025

Kindly MD, Inc.

(Exact name of registrant as specified in its charter)

001-42103	84-3829824
(Commission File Number)	(IRS Employer Identification Number)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 17, 2025, Kindly MD, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) in a virtual format. At the close of business on October 23, 2025, the record date for the Annual Meeting (the “Record Date”), there were 431,653,091 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) issued and outstanding, which constituted all of the issued and outstanding capital stock of the Company as of the Record Date. At the Annual Meeting, 262,599,301 of the Company’s 431,653,091 outstanding shares of Common Stock entitled to vote as of the Record Date, or approximately 60.84%, were represented by proxy or in person (virtually), and, therefore, a quorum was present.

The four proposals voted on at the Annual Meeting are more fully described in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on November 3, 2025 (the “Proxy Statement”).

The final voting results on the proposals presented for stockholder approval at the Annual Meeting are as follows:

Proposal No. 1: Election of Two Class I Directors

The Company’s stockholders elected the two Class I directors listed below, each to serve for a term of three years, expiring at the Company’s 2028 annual meeting of stockholders or until his or her successor is duly appointed or elected and qualified or until his or her earlier death, resignation, or removal from office, as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Perianne Boring	175,609,629	3,405,837	83,583,835
Greg Xethalis	177,807,559	1,207,907	83,583,835

Proposal No. 2: Approval of the Conversion of Kindly MD from a Utah Corporation to a Delaware Corporation

The Company’s stockholders approved the conversion of Kindly MD from a Utah corporation to a Delaware corporation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
178,012,673	686,494	316,298	83,583,836

Proposal No. 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent, registered public accounting firm for the fiscal year ending December 31, 2025, as follows:

Votes For	Votes Against	Abstentions
261,930,018	396,423	272,861

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Proposal No. 4: Approval of the Adjournment of the Annual Meeting to a Later Date or Dates, if Necessary, to Permit Further Solicitation and Voting of Proxies in the Event there are not Sufficient Votes in Favor of Proposals 1-3 or if There are not Sufficient Shares Present to Establish a Quorum

The Company’s stockholders approved the adjournment of the annual meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies in the event there are not sufficient votes in favor of proposals 1-3 or if there are not sufficient shares present to establish a quorum, as follows:

Votes For	Votes Against	Abstentions
255,270,823	7,003,441	325,037

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on December 18, 2025 announcing the 2025 Repurchase Program (as defined below), a copy of which is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01 Other Events.

2025 Repurchase Program

On December 18, 2025, the Board of Directors the Company approved a share repurchase program (the “2025 Repurchase Program”) providing for the repurchase of up to $10 million of the Company’s outstanding shares of Common Stock. Under the 2025 Repurchase Program, the Company is authorized to repurchase shares of Common Stock through open market purchases, privately-negotiated transactions, accelerated share repurchases, or otherwise in accordance with applicable federal securities laws, including through trading plans established to comply with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The 2025 Repurchase Program does not obligate the Company to repurchase shares of Common Stock and the specific timing and amount of repurchases will vary based on available capital resources and other financial and operational performance metrics, market conditions, securities law limitations and other factors.

In connection with the 2025 Repurchase Program, on December 18, 2025, the Company entered into a Rule 10b-18 Repurchase Plan (the “Repurchase Plan”) with TD Securities Inc. (the “Broker”) whereby the Broker has agreed to act as a non-exclusive agent on behalf of the Company to repurchase shares of Common Stock in the open market pursuant to Rule 10b-18 of the Exchange Act. The Repurchase Plan will continue in effect until terminated by either the Company or the Broker, with or without cause, upon written notice to the other party. The Company will pay the Broker a commission at a rate of $0.0075 for each share of Common Stock repurchased pursuant to the Repurchase Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated December 18, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: December 18, 2025	By:	/s/ David Bailey
David Bailey
Chief Executive Officer

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